                                                                   EXHIBIT 99(b)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

           MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statements of net assets available for benefits of the Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 30, 1998

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                              MERCK COMMON STOCK FUND
                                                           -----------------------------
                                                               (NON-                         T. ROWE                    FIDELITY
                                                            PARTICIPANT    (PARTICIPANT       PRICE       FIDELITY      EQUITY-
                                                           DIRECTED; SEE   DIRECTED; SEE    BLUE CHIP     MAGELLAN       INCOME
                                               TOTAL          NOTE 1)         NOTE 1)      GROWTH FUND      FUND          FUND
                                               -----       -------------   -------------   -----------    --------      --------
DECEMBER 31, 1997
------------------------------------------                                                 |-------------------------------------
Assets:
  Investments at market value.............  $269,920,909    $49,466,644    $173,227,643    $11,198,335   $        --   $1,895,866
                                            ------------    -----------    ------------    -----------   -----------   ----------
  Receivables
    Employer's contribution...............        77,521         77,521              --             --            --           --
    Participants' contributions...........       360,190             --         292,723         18,923            --        3,204
    Accrued interest and dividends........       962,735        211,323         735,968             --            --           --
                                            ------------    -----------    ------------    -----------   -----------   ----------
      Total receivables...................     1,400,446        288,844       1,028,691         18,923            --        3,204
                                            ------------    -----------    ------------    -----------   -----------   ----------
Net assets available for benefits.........  $271,321,355    $49,755,488    $174,256,334    $11,217,258   $        --   $1,899,070
                                            ============    ===========    ============    ===========   ===========   ==========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                          FIDELITY     FIDELITY                                       FIDELITY
                                            VANGUARD       GROWTH      GROWTH &     T. ROWE PRICE      FIDELITY      RETIREMENT
                                           U.S. GROWTH    COMPANY       INCOME       NEW INCOME      INTERMEDIATE      GROWTH
                                            PORTFOLIO       FUND      PORTFOLIO         FUND          BOND FUND         FUND
                                           -----------    --------    ---------     -------------    ------------    ----------
DECEMBER 31, 1997                                                     (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value............. $2,006,198     $    --     $3,664,353      $966,177         $     --       $     --
                                           ----------     --------    ----------      --------         --------       --------
  Receivables
    Employer's contribution...............         --           --            --            --               --             --
    Participants' contributions...........      3,390           --         6,192         1,633               --             --
    Accrued interest and dividends........         --           --            --            --               --             --
                                           ----------     --------    ----------      --------         --------       --------
      Total receivables...................      3,390           --         6,192         1,633               --             --
                                           ----------     --------    ----------      --------         --------       --------
Net assets available for benefits......... $2,009,588     $     --    $3,670,545      $967,810         $     --       $     --
                                           ==========     ========    ==========      ========         ========       ========



                                            T. ROWE PRICE     FIDELITY                    FIDELITY
                                               MID-CAP           OTC       EUROPACIFIC    OVERSEAS
                                             GROWTH FUND      PORTFOLIO    GROWTH FUND      FUND
                                            -------------     ---------    -----------    --------
DECEMBER 31, 1997                                      (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------------------------
Assets:                                       $1,591,041      $     --     $1,349,190     $     --
  Investments at market value.............    ----------      --------     ----------     --------

  Receivables                                         --            --             --           --
    Employer's contribution...............         2,689            --          2,280           --
    Participants' contributions...........            --            --             --           --
    Accrued interest and dividends........    ----------      --------     ----------     --------
                                                   2,689            --          2,280           --
      Total receivables...................    ----------      --------     ----------     --------
                                              $1,593,730      $     --     $1,351,470     $     --
Net assets available for benefits.........    ==========      ========     ==========     ========



                                           THE GEORGE                 FIDELITY       FIDELITY
                                             PUTNAM      FIDELITY    RETIREMENT     RETIREMENT       SPARTAN       FIDELITY
                                            FUND OF      BALANCED      MONEY        GOVERNMENT     U.S. EQUITY    LOW-PRICED
                                            BOSTON A       FUND        MARKET      MONEY MARKET    INDEX FUND     STOCK FUND
                                           ----------    --------    ----------    ------------    -----------    ----------
DECEMBER 31, 1997
---------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value............. $4,889,792    $     --    $9,317,599      $     --      $1,076,594      $460,669
                                           ----------    --------    ----------      --------      ----------      --------
  Receivables
    Employer's contribution...............         --          --            --            --              --            --
    Participants' contributions...........      8,263          --        15,745            --           1,819           778
    Accrued interest and dividends........         --          --            --            --              --            --
                                           ----------    --------    ----------      --------      ----------      --------
      Total receivables...................      8,263          --        15,745            --           1,819           778
                                           ----------    --------    ----------      --------      ----------      --------
Net assets available for benefits......... $4,898,055    $     --    $9,333,344      $     --      $1,078,413      $461,447
                                           ==========    ========    ==========      ========      ==========      ========

                                                                     TEMPLETON
                                          FRANKLIN         PUTNAM     DEVELOPING    T. ROWE PRICE
                                          SMALL CAP       VOYAGER      MARKETS         DIVIDEND       PARTICIPANTS'
                                        GROWTH FUND I      FUND A      TRUST I        GROWTH FUND     LOAN ACCOUNT
                                        -------------     -------     ----------    -------------    -------------
DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------|
Assets:
  Investments at market value............. $492,967       $463,264     $250,691        $302,591        $7,301,295
                                           --------       --------     --------        --------        ----------
  Receivables
    Employer's contribution...............       --             --           --              --                --
    Participants' contributions...........      833            783          424             511                --
    Accrued interest and dividends........       --             --           --              --            15,444
                                           --------       --------     --------        --------        ----------
      Total receivables...................      833            783          424             511            15,444
                                           --------       --------     --------        --------        ----------
Net assets available for benefits......... $493,800       $464,047     $251,115        $303,102        $7,316,739
                                           ========       ========     ========        ========        ==========


                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                     MERCK COMMON STOCK FUND
                                                  -----------------------------
                                                      (NON-                                    FIDELITY    FIDELITY     FIDELITY
                                                   PARTICIPANT    (PARTICIPANT     FIDELITY    EQUITY-      GROWTH      GROWTH &
                                                  DIRECTED; SEE   DIRECTED; SEE    MAGELLAN     INCOME     COMPANY       INCOME
                                      TOTAL          NOTE 1)         NOTE 1)         FUND        FUND        FUND      PORTFOLIO
                                      -----       -------------   -------------    --------    --------    --------    ---------
DECEMBER 31, 1996
---------------------------------                                                 |----------------------------------------------
Assets:
  Investments at market value....  $199,786,764    $46,804,486    $121,471,143    $7,849,145   $915,537   $1,008,987   $1,986,353
                                   ------------    -----------    ------------    ----------   --------   ----------   ----------
  Receivables
    Employer's contribution......        61,525         61,525              --            --         --           --           --
    Participants'
      contributions..............       312,196             --         260,255        16,059      1,873        2,064        4,064
    Accrued interest and
      dividends..................       866,527        235,591         625,250            --         --           --           --
                                   ------------    -----------    ------------    ----------   --------   ----------   ----------
      Total receivables..........     1,240,248        297,116         885,505        16,059      1,873        2,064        4,064
                                   ------------    -----------    ------------    ----------   --------   ----------   ----------
Net assets available for
  benefits.......................  $201,027,012    $47,101,602    $122,356,648    $7,865,204   $917,410   $1,011,051   $1,990,417
                                   ============    ===========    ============    ==========   ========   ==========   ==========

  The accompanying notes to financial statements are an integral part of this financial statement.



                                                   FIDELITY
                                    FIDELITY      RETIREMENT    FIDELITY     FIDELITY     FIDELITY
                                  INTERMEDIATE      GROWTH         OTC       OVERSEAS     BALANCED
                                   BOND FUND         FUND       PORTFOLIO      FUND         FUND
                                  ------------    ----------    ---------    --------     --------
DECEMBER 31, 1996                    (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------  -----------------------------------------------------------------
Assets:
  Investments at market value...    $369,411       $616,783     $719,063     $800,300    $3,807,066
                                    --------       --------     --------     --------    ----------
  Receivables
    Employer's contribution.....          --             --           --           --            --
    Participants'
      contributions.............         756          1,262        1,471        1,637         7,789
    Accrued interest and
      dividends.................          --             --           --           --            --
                                    --------       --------     --------     --------    ----------
      Total receivables.........         756          1,262        1,471        1,637         7,789
                                    --------       --------     --------     --------    ----------
Net assets available for
  benefits......................    $370,167       $618,045     $720,534     $801,937    $3,814,855
                                    ========       ========     ========     ========    ==========



                                                   FIDELITY
                                     FIDELITY     RETIREMENT    FIDELITY
                                    RETIREMENT    GOVERNMENT   U.S. EQUITY  PARTICIPANTS'
                                       MONEY         MONEY        INDEX         LOAN
                                      MARKET        MARKET      PORTFOLIO      ACCOUNT
                                    ----------    ----------   -----------  -------------
DECEMBER 31, 1996
--------------------------------  ------------------------------------------------------|
Assets:
  Investments at market value...    $2,210,381     $4,596,289   $508,094   $6,123,726
                                    ----------     ----------   --------   ----------
  Receivables
    Employer's contribution.....            --             --         --           --
    Participants'
      contributions.............         4,522          9,404      1,040           --
    Accrued interest and
      dividends.................            --             --         --        5,686
                                    ----------     ----------   --------   ----------
      Total receivables.........         4,522          9,404      1,040        5,686
                                    ----------     ----------   --------   ----------
Net assets available for
  benefits......................    $2,214,903     $4,605,693   $509,134   $6,129,412
                                    ==========     ==========   ========   ==========

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                               MERCK COMMON STOCK FUND
                                            -----------------------------
                                                (NON-                                                     FIDELITY
                                             PARTICIPANT    (PARTICIPANT    T. ROWE PRICE    FIDELITY     EQUITY-      VANGUARD
                                            DIRECTED; SEE   DIRECTED; SEE     BLUE CHIP      MAGELLAN      INCOME     U.S. GROWTH
                                TOTAL          NOTE 1)         NOTE 1)       GROWTH FUND       FUND         FUND       PORTFOLIO
                                -----       -------------   -------------   -------------    --------     --------    -----------
YEAR ENDED DECEMBER 31,
1997
---------------------------                                                 -----------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments..........  $ 60,311,739    $ 7,000,059    $ 49,591,267     $   888,938    $1,094,692   $  258,998   $   28,410
    Interest...............       561,933         88,898         364,353          18,921        14,672        3,111        3,925
    Dividends..............     6,189,451      1,143,617       3,368,327          64,978       213,308       95,903       76,779
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
      Total investment
        income (loss)......    67,063,123      8,232,574      53,323,947         972,837     1,322,672      358,012      109,114
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
  Contributions to the Plan
    By participants........    14,731,915             --      10,195,564         679,729       499,515      269,830      219,271
    By the employer........     2,164,962      2,164,962              --              --            --           --           --
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
      Total
        contributions......    16,896,877      2,164,962      10,195,564         679,729       499,515      269,830      219,271
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
      Total additions......    83,960,000     10,397,536      63,519,511       1,652,566     1,822,187      627,842      328,385
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants...........   (12,198,126)    (2,634,769)     (7,996,619)        (57,577)     (102,370)     (71,445)      (5,265)
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
Transfers among funds and
  Plans:
  Net reallocations........    (1,467,531)    (5,072,674)     (2,459,862)      9,642,854    (9,547,138)     435,010    1,688,623
  Loans to participants....            --       (387,924)     (2,619,047)        (91,132)      (91,885)     (23,132)     (17,123)
  Loan repayments by
    participants...........            --        351,717       1,455,703          70,547        54,002       13,385       14,968
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
      Net transfers among
        funds and Plans....    (1,467,531)    (5,108,881)     (3,623,206)      9,622,269    (9,585,021)     425,263    1,686,468
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
      Total deductions and
        net
        transfers among
        funds and Plans....   (13,665,657)    (7,743,650)    (11,619,825)      9,564,692    (9,687,391)     353,818    1,681,203
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
        Net increase
          (decrease).......    70,294,343      2,653,886      51,899,686      11,217,258    (7,865,204)     981,660    2,009,588
Net assets available for
  benefits
        Beginning of
          year.............   201,027,012     47,101,602     122,356,648              --     7,865,204      917,410           --
                             ------------    -----------    ------------     -----------    ----------   ----------   ----------
        End of year........  $271,321,355    $49,755,488    $174,256,334     $11,217,258    $       --   $1,899,070   $2,009,588
                             ============    ===========    ============     ===========    ==========   ==========   ==========

  The accompanying notes to financial statements are an integral part of this financial statement.

                               FIDELITY       FIDELITY                                       FIDELITY
                                GROWTH        GROWTH &     T. ROWE PRICE      FIDELITY      RETIREMENT
                                COMPANY        INCOME       NEW INCOME      INTERMEDIATE      GROWTH
                                 FUND        PORTFOLIO         FUND          BOND FUND         FUND
                               -----------    ---------     -----------     ------------     --------
YEAR ENDED DECEMBER 31,
1997                                           (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------   ------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments..........   $   132,733    $  579,477      $ 16,001         $   (385)     $  76,082
    Interest...............         2,714        10,443           818              593          1,320
    Dividends..............         1,750       152,679        27,833           13,476             --
                              -----------    ----------      --------         --------      ---------
      Total investment
        income (loss)......       137,197       742,599        44,652           13,684         77,402
                              -----------    ----------      --------         --------      ---------
  Contributions to the Plan
    By participants........       156,328       581,351        63,867           45,634         65,368
    By the employer........            --            --            --               --             --
                              -----------    ----------      --------         --------      ---------
      Total
        contributions......       156,328       581,351        63,867           45,634         65,368
                              -----------    ----------      --------         --------      ---------
      Total additions......       293,525     1,323,950       108,519           59,318        142,770
                              -----------    ----------      --------         --------      ---------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants...........        (3,319)      (63,694)         (429)          (5,748)       (12,731)
                              -----------    ----------      --------         --------      ---------
Transfers among funds and
  Plans:
  Net reallocations........    (1,292,233)      447,177       860,202         (424,148)      (749,519)
  Loans to participants....       (17,553)      (67,432)       (3,818)          (1,570)        (4,171)
  Loan repayments by
    participants...........         8,529        40,127         3,336            1,981          5,606
                              -----------    ----------      --------         --------      ---------
      Net transfers among
        funds and Plans....    (1,301,257)      419,872       859,720         (423,737)      (748,084)
                              -----------    ----------      --------         --------      ---------
      Total deductions and
        net
        transfers among
        funds and Plans....    (1,304,576)      356,178       859,291         (429,485)      (760,815)
                              -----------    ----------      --------         --------      ---------
        Net increase
          (decrease).......    (1,011,051)    1,680,128       967,810         (370,167)      (618,045)
Net assets available for
  benefits
        Beginning of
          year.............     1,011,051     1,990,417            --          370,167        618,045
                              -----------    ----------      --------         --------      ---------
        End of year........   $        --    $3,670,545      $967,810         $     --      $      --
                              ===========    ==========      ========         ========      =========


                                T. ROWE                                                      THE GEORGE
                                 PRICE        FIDELITY     EUROPACIFIC          FIDELITY       PUTNAM
                                MID-CAP         OTC          GROWTH             OVERSEAS       FUND OF
                              GROWTH FUND    PORTFOLIO        FUND                FUND        BOSTON A
                              -----------    ---------     -----------          --------     ----------
YEAR ENDED DECEMBER 31,
1997                                           (PARTICIPANT DIRECTED; SEE NOTE 1)
---------------------------   -------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments..........   $  106,345     $   53,339    $  (135,820)       $  150,790    $   (46,430)
    Interest...............        1,943          1,578          2,634             2,247          6,874
    Dividends..............       16,441             --         67,423                --        372,038
                              ----------     ----------    -----------        ----------    -----------
      Total investment
        income (loss)......      124,729         54,917        (65,763)          153,037        332,482
                              ----------     ----------    -----------        ----------    -----------
  Contributions to the Plan
    By participants........      155,874        126,254        162,382           113,945        246,119
    By the employer........           --             --             --                --             --
                              ----------     ----------    -----------        ----------    -----------
      Total
        contributions......      155,874        126,254        162,382           113,945        246,119
                              ----------     ----------    -----------        ----------    -----------
      Total additions......      280,603        181,171         96,619           266,982        578,601
                              ----------     ----------    -----------        ----------    -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants...........       (8,559)        (2,884)        (3,765)           (1,923)       (92,117)
                              ----------     ----------    -----------        ----------    -----------
Transfers among funds and
  Plans:
  Net reallocations........    1,344,381       (892,695)     1,275,686        (1,069,901)     4,416,826
  Loans to participants....      (31,446)       (12,283)       (27,859)           (4,473)       (33,996)
  Loan repayments by
    participants...........        8,751          6,157         10,789             7,378         28,741
                              ----------     ----------    -----------        ----------    -----------
      Net transfers among
        funds and Plans....    1,321,686       (898,821)     1,258,616        (1,066,996)     4,411,571
                              ----------     ----------    -----------        ----------    -----------
      Total deductions and
        net
        transfers among
        funds and Plans....    1,313,127       (901,705)     1,254,851        (1,068,919)     4,319,454
                              ----------     ----------    -----------        ----------    -----------
        Net increase
          (decrease).......    1,593,730       (720,534)     1,351,470          (801,937)     4,898,055
Net assets available for
  benefits
        Beginning of
          year.............           --        720,534             --           801,937             --
                              ----------     ----------    -----------        ----------    -----------
        End of year........   $1,593,730     $       --    $ 1,351,470        $       --    $ 4,898,055
                              ==========     ==========    ===========        ==========    ===========

                                               FIDELITY       FIDELITY        SPARTAN       FIDELITY
                                 FIDELITY     RETIREMENT     RETIREMENT     U.S. EQUITY    LOW-PRICED
                                 BALANCED       MONEY        GOVERNMENT        INDEX         STOCK
                                   FUND         MARKET      MONEY MARKET       FUND           FUND
YEAR ENDED DECEMBER 31,         --------     ----------    ------------    -----------    ----------
1997
---------------------------    ---------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments..........    $  434,988    $       --    $        --     $  177,590      $   (137)
    Interest...............         7,354        16,271          7,995          4,368            85
    Dividends..............        78,677       256,899        125,932         19,917        17,909
                               ----------    ----------    -----------     ----------      --------
      Total investment
        income (loss)......       521,019       273,170        133,927        201,875        17,857
                               ----------    ----------    -----------     ----------      --------
  Contributions to the Plan
    By participants........       168,232       489,643        199,856        185,443        24,864
    By the employer........            --            --             --             --            --
                               ----------    ----------    -----------     ----------      --------
      Total
        contributions......       168,232       489,643        199,856        185,443        24,864
                               ----------    ----------    -----------     ----------      --------
      Total additions......       689,251       762,813        333,783        387,318        42,721
                               ----------    ----------    -----------     ----------      --------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants...........       (77,610)     (647,540)      (312,088)       (23,025)           --
                               ----------    ----------    -----------     ----------      --------
Transfers among funds and
  Plans:
  Net reallocations........    (4,443,673)    7,043,977     (4,622,118)       214,044       421,994
  Loans to participants....       (17,253)      (88,325)       (34,327)       (21,098)       (3,546)
  Loan repayments by
    participants...........        34,430        47,516         29,057         12,040           278
                               ----------    ----------    -----------     ----------      --------
      Net transfers among
        funds and Plans....    (4,426,496)    7,003,168     (4,627,388)       204,986       418,726
                               ----------    ----------    -----------     ----------      --------
      Total deductions and
        net
        transfers among
        funds and Plans....    (4,504,106)    6,355,628     (4,939,476)       181,961       418,726
                               ----------    ----------    -----------     ----------      --------
        Net increase
          (decrease).......    (3,814,855)    7,118,441     (4,605,693)       569,279       461,447
Net assets available for
  benefits
        Beginning of
          year.............     3,814,855     2,214,903      4,605,693        509,134            --
                               ----------    ----------    -----------     ----------      --------
        End of year........    $       --    $9,333,344    $        --     $1,078,413      $461,447
                               ==========    ==========    ===========     ==========      ========

                                                            TEMPLETON
                                FRANKLIN         PUTNAM     DEVELOPING    T. ROWE PRICE  PARTICIPANTS'
                                SMALL CAP       VOYAGER      MARKETS        DIVIDEND        LOAN
                              GROWTH FUND I      FUND A      TRUST I       GROWTH FUND     ACCOUNT
                              -------------     -------     ----------   -------------  -------------
YEAR ENDED DECEMBER 31,
1997
---------------------------  ------------------------------------------------------------------------
Additions to net assets
  attributed to:
  Investment income
    Net appreciation
      (depreciation) in
      market value of
      investments..........      $(28,786)     $(12,781)      $(61,636)      $  8,005   $        --
    Interest...............           255           185            246            130            --
    Dividends..............        20,650        27,348         15,866         11,701            --
                                 --------      --------       --------       --------   -----------
      Total investment
        income (loss)......        (7,881)       14,752        (45,524)        19,836            --
                                 --------      --------       --------       --------   -----------
  Contributions to the Plan
    By participants........        29,422        22,071         18,153         13,200            --
    By the employer........            --            --             --             --            --
                                 --------      --------       --------       --------   -----------
      Total
        contributions......        29,422        22,071         18,153         13,200            --
                                 --------      --------       --------       --------   -----------
      Total additions......        21,541        36,823        (27,371)        33,036            --
                                 --------      --------       --------       --------   -----------
Deductions from net assets
  attributed to:
  Benefits paid to
    participants...........            --          (284)        (2,792)       (23,449       (48,124)
                                 --------      --------       --------       --------   -----------
Transfers among funds and
  Plans:
  Net reallocations........       477,493       428,293        281,063        293,062      (164,255)
  Loans to participants....        (5,962)       (1,790)          (357)            --     3,607,502
  Loan repayments by
    participants...........           728         1,005            572            453    (2,207,796)
                                 --------      --------       --------       --------   -----------
      Net transfers among
        funds and Plans....       472,259       427,508        281,278        293,515     1,235,451
                                 --------      --------       --------       --------   -----------
      Total deductions and
        net
        transfers among
        funds and Plans....       472,259       427,224        278,486        270,066     1,187,327
                                 --------      --------       --------       --------   -----------
        Net increase
          (decrease).......       493,800       464,047        251,115        303,102     1,187,327
Net assets available for
  benefits
        Beginning of
          year.............            --            --             --             --     6,129,412
                                 --------      --------       --------       --------   -----------
        End of year........      $493,800      $464,047       $251,115       $303,102   $ 7,316,739
                                 ========      ========       ========       ========   ===========


                                        9

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Generally, any regular full-time, part-time, or temporary employee of the Company who is a U.S. resident covered by a collective bargaining agreement providing for participation in this Plan as defined by the Plan document, and has completed one year of employment, is eligible to participate.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     CONTRIBUTIONS

     Depending on the terms of the applicable collective bargaining agreements, participants may contribute from 2% up to either 10% or 15% of their base pay per pay period. In addition, the Company will match 50% of employee contributions up to 5% of base pay per pay period, or contributions of a predetermined dollar amount negotiated with each bargaining group, whichever is less. Pursuant to certain collective bargaining agreements, the Company match is subject to a monthly cap of $60. Company matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed), and may not be reallocated into any other investment option, except certain unions that have negotiated to allow a percentage of Company matching contributions to follow the direction of the participants' contributions.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     This investment option was eliminated from the Plan effective June 30, 1997.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     This investment option was eliminated from the Plan effective June 30, 1997.

     T. Rowe Price Mid-Cap Growth Fund

     T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     This investment option was eliminated from the Plan effective June 30, 1997.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investment, especially in developing countries, involve greater risks and may offer greater potential.

     This investment option was added to the Plan effective July 1, 1997.

     Fidelity Overseas Fund

     This fund seeks long-term capital growth by investing primarily in foreign securities. The investments may include common stock and securities convertible into common stock, as well as debt instruments.

     This investment option was eliminated from the Plan effective June 30, 1997.

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

     This investment option was added to the Plan effective July 1, 1997

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     This investment option was eliminated from the Plan effective June 30, 1997.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     This option was eliminated from the Plan effective June 30, 1997.

     Spartan U.S. Equity Index Fund

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index. Effective April 18, 1997, the fund name was changed from Fidelity U.S. Equity Index Portfolio to the Spartan U.S. Equity Index Fund.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     This investment option was added to the Plan effective July 1, 1997.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1 billion at the time of the investment. The fund tries to invest at least one-third of its assets in stocks of companies with market capitalization of $550 million or less. Although the fund's assets are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation, or in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

     This investment option was added to the Plan effective July 1, 1997.

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures,

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     This investment option was added to the Plan effective July 1, 1997.

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     This investment option was added to the Plan effective July 1, 1997.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1997 and 1996, net assets available for benefits included distributions in process of payment of $698,384 and $610,665, respectively.

2.  SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

     RECLASSIFICATIONS

     Certain prior year amounts shown in the accompanying financial statements have been reclassified to conform to the current year's presentation.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  INCOME TAXES:

     The Plan obtained a tax determination letter from the Internal Revenue Service on September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in April 1997. The Plan sponsor believes that the Plan is designed and currently operated in compliance with the IRC.

4.  OTHER MATTERS:

     Net reallocations in 1997 of ($1,467,531) consist of transfers between the Plan and the Merck & Co., Inc. Employee Savings and Security Plan for employees who changed their status during the year.

5.  PARTY-IN-INTEREST:

     All transactions of party-in-interest are set forth on the attached schedule.

6.  SUBSEQUENT EVENTS:

     Effective January 1, 1998, the Company matching contributions for Inter-Union Council employees increased from 50% of employee contribution up to 5% of base pay subject to a $60 monthly cap, to 50% of employee contribution up to 6% of base pay and eliminated the monthly cap of $60.

                                                           SCHEDULE I
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1997

                                                                 NUMBER OF
                                                              UNITS/SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE                CLOSE OF PERIOD       COST       CURRENT VALUE
             ---------------------------------                ---------------   ------------   -------------
Merck Common Stock Fund*....................................    12,256,932      $ 81,677,890   $222,694,287
T. Rowe Price Blue Chip Growth Fund.........................       463,316        10,349,380     11,198,335
Fidelity Equity-Income Fund.................................        36,174         1,565,546      1,895,866
Vanguard U.S. Growth Portfolio..............................        69,902         1,982,374      2,006,198
Fidelity Growth & Income Portfolio..........................        96,180         2,872,704      3,664,353
T. Rowe Price New Income Fund...............................       106,524           951,338        966,177
T. Rowe Price Mid-Cap Growth Fund...........................        55,631         1,492,272      1,591,041
EuroPacific Growth Fund.....................................        51,852         1,482,709      1,349,190
The George Putnam Fund of Boston A..........................       271,957         4,940,926      4,889,792
Fidelity Retirement Money Market............................     9,317,599         9,317,599      9,317,599
Spartan U.S. Equity Index Fund..............................        30,778           862,315      1,076,594
Fidelity Low-Priced Stock Fund..............................        18,331           460,684        460,669
Franklin Small Cap Growth Fund I............................        21,499           516,216        492,967
Putnam Voyager Fund A.......................................        24,318           476,367        463,264
Templeton Developing Markets Trust I........................        19,373           310,202        250,691
T. Rowe Price Dividend Growth Fund..........................        15,032           295,662        302,591
Participants' Loan Account (with interest
  ranging from 6.5% to 12.5%)...............................            --         7,301,295      7,301,295
                                                                                ------------   ------------
        Total Investments...................................                    $126,855,479   $269,920,909
                                                                                ============   ============

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

               ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                     CURRENT
                                                                                                      VALUE
                                                       PURCHASE                      COST OF       OF ASSETS ON
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF ASSETS    PRICE      SELLING PRICE      ASSET      TRANSACTION DATE   NET GAIN
----------------------------------------------------  ----------   -------------   -----------   ----------------   ---------
Merck Common Stock Fund
    249 purchase transactions.....................   $26,010,654    $       --     $26,010,654     $26,010,654     $       --
    247 sales transactions........................            --    29,032,224      13,253,715      29,032,224     15,778,509
T. Rowe Price Blue Chip Growth Fund
    103 purchase transactions.....................    11,297,445            --      11,297,445      11,297,445             --
    91 sales transactions.........................            --       988,048         948,065         988,048         39,983
Fidelity Magellan Fund
    104 purchase transactions.....................       936,420            --         936,420         936,420             --
    101 sales transactions........................            --     9,881,710       7,908,116       9,881,710      1,973,594
Fidelity Retirement Money Market Portfolio
    178 purchase transactions.....................    15,114,089            --      15,114,089      15,114,089             --
    157 sales transactions........................            --     8,006,870       8,006,870       8,006,870             --

---------------

(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 30, 1998 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Stock Purchase and Savings Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045 and 333-36383). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 22, 1998